                                                                      EXHIBIT 99




[NOBLE INTERNATIONAL, LTD. LOGO]

      NOBLE INTERNATIONAL POSTS DILUTED EPS OF $0.36 IN FIRST QUARTER 2004

      COMPANY RAISES 2004 EPS GUIDANCE TO $1.38 TO $1.42 PER DILUTED SHARE

WARREN, MI -- (APRIL 20, 2004) Noble International, Ltd. (NASDAQ: NOBL) ("Noble" or the "Company"), announced its operating results for the first quarter of 2004. For the quarter ended March 31, 2004, Noble posted net income from continuing operations of $3.3 million versus net income from continuing operations of $1.9 million in the first quarter of 2003. Net income from continuing operations for the first quarter of 2004 was $0.36 per diluted share versus net income from continuing operations of $0.24 per diluted share in the year-ago quarter.

Christopher L. Morin, Noble's President and Chief Executive Officer commented on the quarter, "Our results for the first quarter of 2004 reflect Noble's ongoing growth and the Company's focus on its operations. During the first quarter, we opened and started production in our Australian production facility, our first outside North America. We also proceeded with our study of the Chinese laser welding market and expect to reach a decision on whether to enter this market before year-end."

"North American light vehicle production and sales continue to be generally robust, especially of newer vehicles on which Noble has content. We are seeing revenue gains from new vehicle programs, the acquisition of LWI and the continued transition of the majority of our programs to Tier One status, which includes steel sales in addition to the processing revenue. As we have previously mentioned, we continue to focus on our Five Strategies to enable Noble to grow and improve its profitability."

FIRST QUARTER RESULTS

Revenue for the first quarter of 2004 was $81.6 million, up 106% from $39.6 million in the year-ago first quarter. Revenue growth came from higher production volumes on certain vehicles, higher steel content in sales and the addition of revenue from the acquisition of LWI. Gross profit for the quarter rose nearly 69% to $10.2 million from $6.0 million a year ago. The higher growth rate of steel content in sales relative to processing revenue caused the gross margin for the first quarter of 2004 to decline as a percentage of sales to 12.4% of total sales from 15.2% in the first quarter of 2003.

Selling, general and administrative expense for the first quarter of 2004 was approximately $4.3 million, or 5.2% of sales, compared to $3.0 million, or 7.5% of sales in the first quarter of 2003. Net operating income was $5.9 million in the most recent quarter versus $3.0 million a year ago. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for the first quarter of 2004 was $8.5 million versus $4.8 million a year ago. Interest expense rose to $1.1 million in the first quarter of 2004, including a $0.4 million write-off of deferred financing fees related to the repayment of the term loan portion of Noble's bank facility. Interest expense in the first quarter of 2003 was $0.3 million. Included in Noble's first quarter 2003 earnings from continuing operations is a pre-tax restructuring charge of approximately $0.7 million, or $0.05 per diluted share.


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Jay J. Hansen, Noble's Chief Financial Officer, commented on the first quarter, stating "At the end of the first quarter, our issuance of the three-year, 4% convertible notes reduced our exposure to potentially rising interest rates and allowed us to restructure our balance sheet to maximize financial flexibility and support Noble's growth. The proceeds from the notes allowed us to pay off substantially all of our bank debt while retaining our $35 million bank revolver."

"During the first quarter of 2004, Noble charged off a receivable of approximately $0.25 million related to the bankruptcy of a Canadian steel company. We have nearly completed the conversion of steel companies to our customers' steel resale program. Taking this step avoids price risk on substantially all of our steel purchases and greatly reduces our credit risk from financially troubled steel mills."

UPDATED 2004 FINANCIAL GUIDANCE

Noble expects to post earnings of approximately $0.38 to $0.40 per diluted share for the second quarter of 2004 and earnings for the full year between $1.38 and $1.42 per diluted share. The Company is raising its 2004 revenue guidance to $320 - $330 million and expects a gross margin for the year in the 11 -- 12% range. EBITDA for 2004 is expected to be between $32 million and $34 million. For 2004, Noble projects an average diluted share count of approximately 10.3 million common shares.

CONFERENCE CALL

Noble will host a conference call to discuss third quarter results at 10 AM EDT, April 21, 2004. The dial-in number is 800-821-1449 or 973-409-9256. If you are unable to participate in the conference call, you may listen to a digital replay of the conference call through April 28, 2004 by dialing 877-519-4471 or 973-341-3080. The password for the replay is 4705626.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "EBITDA" (a non-GAAP financial measure). EBITDA represents earnings from continuing operations before income tax, plus interest expense, depreciation and amortization.

EBITDA is not presented as , and should not be considered an alternative measure of operating results or cash flows from operations (as determined in accordance with generally accepted accounting principles), but are presented because they are widely accepted financial indicators of a company's ability to incur and service debt. While widely used, however, EBITDA is not identically calculated by companies presenting EBITDA and is, therefore, not necessarily an accurate means of comparison and may not be comparable to similarly titled measures disclosed by other companies.

Management believes that EBITDA is useful to both management and investors in their analysis of the Company's ability to service and repay its debt. Further, management uses EBITDA for planning and forecasting in future periods.

For a reconciliation of EBITDA to net income from continuing operations, see the attached financial information and supplemental data.


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SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company's goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble's public filings with the Securities and Exchange Commission. NOBLE DOES NOT INTEND OR UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS. For more information see www.nobleintl.com.

For more information contact:

Greg L. Salchow
Noble International, Ltd.
(586) 751-5600




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                   NOBLE INTERNATIONAL, LTD. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                 (In thousands, except share and per share data)



                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                                2004             2003
                                                            ----------------------------
Net sales                                                   $    81,604      $    39,625
Cost of sales                                                    71,449           33,610
                                                            -------------    -----------
   Gross margin                                                  10,155            6,015
Selling, general and administrative expenses                      4,252            2,968
                                                            -------------    -----------
   Operating profit                                               5,903            3,047
Interest income                                                      96              154
Interest expense                                                 (1,117)            (321)
Other, net                                                          128               (2)
                                                            -------------    -----------
   Earnings from continuing operations before income taxes        5,010            2,878
Income tax expense                                                1,702              959
                                                            -------------    -----------
   Earnings on common shares from continuing operations           3,308            1,919
Discontinued operations:
(Loss) from discontinued operations                                  --             (692)
(Loss) on sale of discontinued operations                            --             (677)
                                                            -------------    -----------
   Net earnings on common shares                            $     3,308      $       550
                                                            =============    ===========

BASIC EARNINGS (LOSS) PER COMMON SHARE:
   Earnings per share from continuing operations            $      0.37      $      0.25
   (Loss) from discontinued operations                               --            (0.09)
   (Loss) on sale of discontinued operations                         --            (0.09)
                                                            -------------    -----------
   Basic earnings per common share                          $      0.37      $      0.07
                                                            =============    ===========

DILUTED EARNINGS (LOSS) PER COMMON SHARE
   Earnings per share from continuing operations            $      0.36      $      0.24
   (Loss) from discontinued operations                               --            (0.08)
   (Loss) on sale of discontinued operations                         --            (0.08)
                                                            -------------    -----------
   Diluted earnings per common share                        $      0.36      $      0.08
                                                            =============    ===========
   Dividends declared and paid                              $      0.10      $      0.08
                                                            =============    ===========

Basic weighted average common shares outstanding              8,915,350        7,722,877
Diluted weighted average common shares outstanding            9,491,177        8,910,859


EBITDA FROM CONTINUING OPERATIONS
   Earnings on common shares from continuing operations     $     3,308      $     1,919
   Income tax expense                                             1,702              959
   Depreciation                                                   2,303            1,562
   Amortization                                                      54               50
   Interest expense                                               1,117              321
                                                            -------------    -----------
EBITDA from continuing operations                           $     8,484      $     4,811
                                                            =============    ===========




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                   NOBLE INTERNATIONAL, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)




                                                    DECEMBER 31,   DECEMBER 31,
                                                        2003         2002
                                                  -------------   -------------
ASSETS
Current Assets:
   Cash and cash equivalents                      $     715       $   1,153
   Accounts receivable, trade - net                  34,030          22,474
   Note receivable                                    1,799              --
   Inventories                                       14,543           7,119
   Deferred income taxes                                 --           6,217
   Income taxes refundable                            5,921             250
   Prepaid expenses                                   3,338           2,513
                                                   --------          ------
Total Current Assets                                 60,346          39,726
Property, Plant & Equipment, net                     47,119          47,026
Other Assets:
   Goodwill, net                                     11,839          11,465
   Covenants not to compete, net                        183             383
   Note receivable, long term                         3,333              --
   Other assets, net                                  9,557          10,015
                                                   --------          ------
Total Other Assets                                   24,912          21,863
Assets Held for Sale                                 10,036          21,336
                                                   --------          ------
TOTAL ASSETS                                      $ 142,413          29,951
                                                   ========          ======

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                               $  29,517          19,678
   Accrued liabilities                                4,969           5,652
   Current maturities of long-term debt               9,999           8,386
   Income taxes payable                                  54            (341)
                                                   --------          ------
Total Current Liabilities                            44,539          33,375

Long-Term Liabilities:
   Deferred income taxes                              3,860           1,717
   Convertible subordinated debentures                7,026          16,037
   Long-term debt, excluding current maturities      35,974          33,192
                                                   --------          ------
Total Long-Term Liabilities                          46,860          50,946
Liabilities Held for Sale                               775           3,569
STOCKHOLDERS' EQUITY
   Common stock                                          10               9
   Additional paid-in capital                        38,161          32,874
   Retained earnings                                 12,490           9,755
   Accumulated comprehensive income (loss), net        (422)           (577)
                                                   --------       ---------
TOTAL STOCKHOLDERS' EQUITY                           50,239          42,061
                                                   --------       ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          $ 142,413       $ 129,951
                                                   ========          ======



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